EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Quarterly Report of AeroGrow International Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 (the “Report”), as filed with the Securities and Exchange Commission, I, Jervis B. Perkins, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Date: August 12, 2010	By:	/s/ Jack J. Walker
Jack J. Walker
Chairman and Chief Executive Officer (Principal Executive Officer)